Exhibit 99.1

Media Relations: Curt Selby 414-359-4191 curt.selby@aosmith.com	Investor Relations: Helen Gurholt 414-359-4157 hgurholt@aosmith.com
FOR IMMEDIATE RELEASE
November 1, 2024

A. O. Smith Acquires Pureit

Milwaukee, Wis.— Global water technology company A. O. Smith Corporation (the “Company”) (NYSE: AOS) today announced it has completed its acquisition of Pureit, a Unilever PLC business at a purchase price of approximately $120 million, subject to customary adjustments. Pureit offers a broad range of residential water purification solutions, primarily in India.
“Pureit complements our premium brands in the market and their strength in e-commerce will allow us to expand our presence in that channel,” said Kevin J. Wheeler, the Company’s chairman and chief executive officer. “This acquisition aligns with our strategy of adding scale and enhances our premium water treatment product portfolio and distribution footprint.”

Pureit was first launched in 2004 in Chennai, India, to provide accessible and safe drinking water to the fast-growing populations of South Asia, and beyond. Today Pureit is a leading water purification business operating in India, Bangladesh, Sri Lanka, Vietnam and Mexico, among other markets, with a diversified product offering across devices, filters and spares.

The agreement to acquire Pureit was announced earlier this year, and the acquisition will not have a material impact on earnings in the first year.

Forward-looking Statements
This release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “continue,” “guidance,” “outlook” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the possibility that the parties will fail to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction; potential negative effects relating to the announcement of the proposed transaction; failure to realize the expected benefits of the transaction or expected synergies; difficulties in predicting results of operations of an acquired business; negative impact to the Company’s businesses from international tariffs, trade disputes and geopolitical differences, including the conflicts in Ukraine, the Middle East and attacks on commercial shipping vessels in the Red Sea; foreign currency fluctuations; the Company’s inability to successfully integrate or achieve its strategic objectives resulting from acquisitions; competitive pressures on the Company’s businesses, including new technologies and new competitors; changes in government regulations or regulatory requirements; and adverse developments in general economic, political and business conditions in key regions of the world. Forward-looking statements included in this news release are made only as of the date of this release, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

About A. O. Smith
Celebrating its 150th year of business, A. O. Smith Corporation, with headquarters in Milwaukee, Wisconsin, is a global leader applying innovative technology and energy-efficient solutions to products manufactured and marketed worldwide. Listed on the New York Stock Exchange (NYSE: AOS), the Company is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, as well as water treatment products. For more information, visit www.aosmith.com.

SOURCE: A. O. Smith Corporation

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